                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of El Paso Corporation on Form S-3, of our report dated March 19, 2001, appearing in the current report on Form 8-K of El Paso Corporation dated March 23, 2001, and to the reference to us under the heading "Experts" in the prospectus which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Houston, Texas
April 26, 2001